UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 15, 2006
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania (Address of principal executive offices)	19102 (Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.
     Item 1.01 of the Form 8-K filed on February 22, 2006 (the “Form 8-K”) of Sovereign Bancorp, Inc. is amended to correct the reference to the time period relating to the performance criteria for Mr. Sidhu’s long-term equity incentive compensation granted on February 15, 2006. The award of 87,463 non-qualified options and 9,250 shares of restricted stock, which are subject to a five-year cliff vesting period, will vest only in the event that, during the five-year performance period which begins on February 15, 2006, Sovereign’s operating/cash earnings per share equal or exceed $2.84 in a fiscal year (the “EPS Criteria”) or Sovereign common stock closes at or above $40 per share for 20 consecutive trading days (the “Trading Price Criteria”). In addition, the options and restricted stock awards will not vest unless Sovereign Bank is “well capitalized” and has a Tier 1 leverage ratio of 6% or higher (as those terms are defined under applicable Office of Thrift Supervision regulations on February 15, 2006) on the date that the five-year cliff vesting requirement is satisfied. If the performance and other criteria are not satisfied by or on February 15, 2011, the restricted stock awards and options will be cancelled. The Form 8-K incorrectly identified the performance period as a ten-year period.

Item 9.01	Financial Statements and Exhibits.
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits. The following exhibit is filed herewith:

10.1	Sovereign Bancorp, Inc. 2006 Leaders Incentive Plan (Incorporated by reference herein to Exhibit 10.1 of Sovereign Bancorp’s Current Report on Form 8-K filed on February 22, 2006).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: February 22, 2006	By:	/s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President

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